UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2006

Viva International, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

954 Business Park Drive, Traverse City, MI	49686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2006, Viva International, Inc. (the “Company”), and River Hawk Aviation, Inc. (the “River Hawk”), entered into an Asset Purchase Agreement (the “Agreement”) whereby the Company will purchase substantially all of the tangible and intangible assets of River Hawk in exchange for (1) two promissory notes (referred two as the “First Note” and “Second Note,” described herein) in the cumulative amount of Two million, five hundred thousand dollars ($2,500,000.00) and (2) Three million, five hundred thousand shares of Series A Preferred stock of the Company (the “Purchase Price”). The Purchase Price is subject to adjustment based upon changes in the working capital at the time of entry into the agreement and the working capital as determined on the date of the closing of the Agreement. Certain assets of River Hawk including cash, cash equivalents and short-term investments, minute books, stock records, corporate seals, shares of capital stock of River Hawk, accounts receivable, income tax refunds and real property owned by River Hawk are excluded from the assets purchased in the Agreement. The closing of the Agreement is scheduled to occur on or prior to October 6, 2006.

The First Note is an 8% Subordinated Promissory Note in the amount of One million dollars ($1,000,000.00), secured by assets of the company with a maturity date of November 1, 2006. The Second Note is an 8% Subordinated Promissory Note in the amount equal to the balance of the Purchase Price (approximately Two million, five hundred thousand dollars ($2,500,000.00), subject to the adjustments as described above) secured by the assets of the company with a maturity date of December 31, 2006.

The closing of the Agreement is contingent upon satisfaction of customary due diligence and may be terminated by either party for material breach by the other party of any provision of this Agreement. Additionally, if the First Note is not paid in full on November 1, 2006, River Hawk may rescind the Agreement and immediately retake possession of the assets transferred under the Agreement.

River Hawk is an aviation parts and components supplier specializing in Saab and other commuter aircraft parts and components. The sole shareholder of River Hawk, Calvin Humphrey, was appointed to the board of directors of the Company in August 2006, as disclosed in a Form 8-K filed by the Company on August 25, 2006.

Section 8 - Other Events

Item 8.01 Other Events

On September 20, 2006, the Registrant issued the press release attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)        Financial Statements. The financial statements of River Hawk and pro forma financial statements as required under Item 9.01 will be filed on an amendment to this Form 8-K within 71 calendar days of after the date of this report.

(b)   Exhibits.

EXHIBIT NUMBER	DESCRIPTION	LOCATION
10.6	Asset Purchase Agreement between the Company and River Hawk Aviation, Inc.	Filed herewith
99.1	Press Release issued September 20, 2006	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVA INTERNATIONAL, INC.
(Company)

 /s/ Robert Scott
By: Robert Scott
Its: President
Date: September 25, 2006

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